EXHIBIT 10(l)
                                LOAN AGREEMENT


    THIS AGREEMENT is made this 25th day of September, 1996, between AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation (the "Borrower"), and BARNETT BANK, N.A. (the "Bank").

                                    RECITALS

    The Borrower wishes to obtain credit from the Bank on the terms and conditions set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                                   ARTICLE I.
                             BORROWING AND PAYMENT

    1.01 Revolving Credit Advances.

         (a) The Bank hereby establishes in favor of the Borrower a revolving line of credit. The Borrower shall be entitled to borrow, repay and reborrow funds from the Bank in accordance with the terms hereof so long as the total principal amount owed to the Bank under the revolving line of credit does not exceed $2,000,000 (or such lesser amount as is set forth herein) from the date hereof through the end of the Revolving Period (as defined below). The Bank's obligation to make advances hereunder shall terminate on the last day of the Revolving Period or such earlier date as is set forth herein. This indebtedness shall be evidenced by a Promissory Note of even date herewith (as amended, extended or renewed from time to time, the "Revolving Note") executed by the Borrower in favor of the Bank in the original principal amount of $2,000,000. The Revolving Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.

         (b) The Bank shall make each advance hereunder upon notice from the Borrower to the Bank specifying the date and amount of such advance. The Bank will make each requested advance available to the Borrower not later than the close of business on the business day following the day of the request by crediting the Borrower's account maintained with the Bank in the amount of the advance if as of such time: (i) the Bank's obligation to make advances hereunder has not terminated or expired; (ii) a Default or Event of Default (as hereinafter defined) has not occurred; and (iii) all conditions to the advance set forth herein or in any other Loan Documents (as hereinafter defined) have been satisfied.

         (c) The "Revolving Period" shall commence on the date hereof and end on the first anniversary of such date; provided, however, that unless the Bank notifies the Borrower otherwise, in its sole discretion, not less than 45 days prior to the then-upcoming last day of the Revolving Period, the Revolving Period shall be extended by one year. The Bank's determination shall be final and binding, and the Bank may determine not to extend the Revolving Period regardless of the existence or non-existence of a Default or Event of Default (as herein defined). The Bank may condition any such extension on such terms as it may choose.





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    1.02 Facility Fee. The Borrower shall pay the Bank a facility fee on the daily average unused amount of the revolving line of credit during the Revolving Period at the rate of one-quarter percent (1/4%) per annum (calculated on the basis of a 360 day year for the actual number of days elapsed). The Borrower shall pay the fee quarterly in arrears within 15 days after each September 1, December 1, March 1 and June 1, commencing September 1, 1996, and on the termination or expiration of the Revolving Period.

    1.03 Other Documents. The Borrower shall execute a Waiver of Jury Trial (as amended from time to time, the "Waiver of Jury Trial") in form satisfactory to the Bank. This Agreement (as amended from time to time), the Revolving Note, the Waiver of Jury Trial and all documents related to the foregoing documents are referred to herein as the "Loan Documents."

                                  ARTICLE II.
                                   CONDITIONS

    2.01 Conditions to Advances. The obligation of the Bank to make advances hereunder or under the Revolving Note on or after the date hereof is subject, without limitation, to satisfaction of the following conditions precedent:

         (a) The Borrower's representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the date of each such advance.

         (b) On the date hereof and on the date of each such advance, the Borrower shall be in compliance in all material respects with all the terms and provisions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall have occurred.

         (c) The Bank shall have received on or before the date hereof and the date of each such advance in form reasonably satisfactory to it: (i) the duly executed Loan Documents; (ii) such evidence of corporate authorization from the Borrower as the Bank may require; (iii) good standing certificates indicating that the Borrower is in good standing in Florida, Delaware and in any other state where the Borrower is required to qualify to do business; and (iv) certified articles of incorporation and bylaws of the Borrower.

    2.02 Other Documents. The Bank shall have received on or before the date hereof or the date of any advance hereunder such other documents or items as the Bank may reasonably request.

                                  ARTICLE III.
                             AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees that from the date hereof as long as there is any amount outstanding under the Revolving Note:

    3.01 Financial Statements of the Borrower. The Borrower will deliver to the Bank the following:

         (a) Within 45 days after the end of each fiscal quarter of the Borrower's fiscal years, the Borrower's financial statements as of the end of and for such period in reasonable detail, setting forth in comparative form the corresponding figures for that date and period

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    and for the corresponding date and accounting period in the preceding fiscal year, certified by the Borrower's chief financial officer.

         (b) Within 120 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements as of the end of and for such year of the Borrower in reasonable detail, setting forth in comparative form the corresponding figures for that date and period and for the corresponding date and period in the preceding fiscal year, certified by independent certified public accountants of recognized standing selected by the Borrower.

         (c) Promptly upon receipt thereof, copies of all other detailed reports (if any) (including, without limitation, any management letters) submitted to the Borrower by independent certified public accountants in connection with each annual or interim audit or review of the books of the Borrower by such accountants.

         (d) With each delivery required under subparagraphs (a) and (b) above, a compliance certificate in form approved by the Bank executed by an executive officer of the Borrower demonstrating compliance with the Loan Documents.

         (e) Promptly upon the occurrence of any Default or Event of Default, a notice thereof, specifying the nature thereof; and promptly upon the occurrence of any event or discovery of any fact which might affect or indicate a material adverse change in the Borrower's financial condition, notice thereof specifying the nature thereof.

         (f) Promptly upon becoming available, a copy of all: (i) reports, registration statements and other materials filed by the Borrower with the Securities and Exchange Commission; and (ii) notices, proxy statements and other materials mailed or distributed to the Borrower's shareholders.

         (g) Such other material information as the Bank may from time to time reasonably request.

    3.02 Financial Information. All financial information submitted by the Borrower hereunder shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. The Borrower will maintain books of account in accordance with generally accepted accounting principles. The books of account shall disclose the information necessary for determining whether the Borrower has satisfied any provisions or requirements of this Agreement.

    3.03 Taxes and Other Charges. The Borrower will pay and discharge or cause to be paid and discharged all taxes, charges, liabilities or claims of any type at any time assessed against or incurred by the Borrower, or which could become a lien against the Borrower or any of its properties. Nothing in this subsection shall require the payment of any such sum if the Borrower promptly notifies the Bank and by appropriate proceedings contests the same in good faith and so long as the Borrower, if so requested by the Bank, creates a funded reserve equal to the amount so claimed or assessed.

    3.04 Insurance. The Borrower will maintain adequate insurance with responsible insurers with coverage normally obtained by businesses similar to that of the Borrower but covering at least: (i) damage to physical property from fire and other hazards for the full insurable value of such property; (ii) liability on account of injury to persons; and (iii) insurance against theft, forgery or

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embezzlement or other illegal acts of officers or employees in reasonable amounts. If requested by the Bank, the Borrower will provide the Bank, within ninety (90) days after the end of each of its fiscal years, a certificate of the Borrower specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance.

    3.05 Maintenance of Corporate Existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of its state of incorporation and any other jurisdiction where the failure to so qualify would have a material adverse affect on the Borrower's business. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and to operate its business as it may from time to time be conducted.

    3.06 Use of Proceeds. The funds borrowed under the Revolving Note shall be used for any bona fide corporate purpose not inconsistent with this Agreement. No such funds shall be loaned or distributed to the Borrower's shareholders or other affiliates without the Bank's prior written consent.

    3.07 Executive Officers. The Borrower will use its reasonable efforts to cause its current chief executive officer to remain engaged in the active management of the Borrower and to perform duties substantially similar to those presently performed by such officer.

    3.08 Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish the Bank notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower which are required to be disclosed by the Borrower in a report filed with the Securities and Exchange Commission.

    3.09 Notice of ERISA Requirements. As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any reportable event, accumulated funding deficiency, prohibited transaction, disqualification or termination (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) with respect to any Plan has occurred, the Borrower shall furnish the Bank with the statement of the chief financial officer of the Borrower setting forth details as to such event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such event to the Pension Benefit Guaranty Corporation. For purposes of this Agreement, "Plan" shall mean any employee benefit plan maintained in whole or in part for employees of the Borrower which is subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time.

    3.10 Other Events. The Borrower shall promptly notify the Bank of any material default under or material violation of any material agreement, law or regulation to which the Borrower is a party or by which it is bound. The Borrower shall promptly perform all of its material obligations under any agreements to which it is a party.

    3.11 Compliance with Laws. The Borrower shall comply in all material respects at all times with all statutes, regulations, orders and judgments to which it is subject.

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    3.12 Access. The Bank (by any of its officers, employees or agents) shall have the right, at reasonable times and on reasonable advance notice, to inspect, audit and make extracts from all of the records, files and books of account of the Borrower. The Borrower shall instruct its banking and other financial institutions to make available to the Bank such information and records as the Bank may reasonably request.

                                  ARTICLE IV.
                               NEGATIVE COVENANTS

    The Borrower covenants and agrees, while any portion of the principal amount of the revolving line of credit established hereunder is outstanding, it will not take any of the following actions from the date hereof:

    4.01 Sale of Substantial Assets; Change in Control. The Borrower will not merge into or with (other than a merger in which the Borrower is the surviving entity), or sell all or a substantial part of its assets to, any other person or entity. In addition, Victor Insetta shall at all times maintain legal and beneficial ownership of at least 51% of the outstanding voting stock of the Borrower.

    4.02 Nature of Business. The Borrower will not engage in any business if, as a result, the general nature of the business in which it would then be engaged would be substantially changed from the general nature of the business engaged in by it on the date of this Agreement.

    4.03 Pension Plan Funding Deficiency. The Borrower shall not incur or suffer to exist any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 or incur any material liability to the Pension Benefit Guaranty Corporation (or any successor) established thereunder in connection with any Plan.

    4.04 Transactions with Affiliates. The Borrower shall not directly or indirectly enter into any transaction with any affiliate of the Borrower unless such transaction is upon fair and reasonable terms and provisions no less favorable to the Borrower than it could have obtained in a comparable arm's-length transaction with a person who is not an affiliate of the Borrower.

    4.05 Financial Covenants. The Borrower shall comply at all times with the following financial covenants. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles on a basis consistently applied.

         (a) The Borrower's Debt Service Coverage Ratio shall be the ratio of:
    (i) the Borrower's consolidated earnings before interest, capital lease obligations, taxes and depreciation for the four preceding fiscal quarters to (ii) the sum of all principal, interest and capital lease obligations payable by the Borrower and its consolidated subsidiaries during such fiscal quarters. The Debt Service Coverage Ratio shall be computed quarterly, so long as the indebtedness to the Bank under this Agreement is outstanding, commencing September 30, 1996, and on each December 31, March 31, June 30 and September 30 thereafter, and shall not be less than 1.25 to 1.00.

         (b) The Borrower shall not allow its ratio of consolidated Total Liabilities to consolidated Tangible Net Worth to exceed 0.50 to 1.00. The consolidated Tangible Net Worth of the Borrower shall not be less than $15,000,000. For purposes hereof, "Tangible Net Worth" and "Total Liabilities" shall have the following meanings:

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              (i)  "Tangible Net Worth" shall mean the aggregate of the
         following:

                   (aa) The gross book value as shown by the books of the
              Borrower and its consolidated subsidiaries of all real and personal property excluding: (1) any property located outside the United States or its territorial possessions or Great Britain;
              (2) all intangible personal property including, without limitation, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, going concern value, experimental or organizational expense, treasury stock and unamortized discount; and (3) all investments in, loans to or amounts due from any shareholder, officer, director, employee or other affiliate;

              less the sum of the following items (bb), (cc) and (dd);

                   (bb) all reserves for depletion, depreciation and
              amortization of properties as shown by the books of the Borrower and its consolidated subsidiaries and all other proper reserves which in accordance with generally accepted accounting principles should be set aside in connection with the business of the Borrower and its consolidated subsidiaries;

                   (cc) all obligations which under generally accepted
              accounting principles are shown or should be shown on the balance sheet of the Borrower and its consolidated subsidiaries as liabilities; and

                   (dd) all increases in book value of any real estate or
              tangible personal property of the Borrower and its consolidated subsidiaries attributable to a reappraisal or other write-up of assets.

              (ii) "Total Liabilities" shall mean: (aa) any indebtedness or liability for borrowed money and any other indebtedness or liability evidenced by notes, debentures, bonds or similar obligations of the Borrower and its consolidated subsidiaries; and (bb) all other obligations which under generally accepted accounting principles are shown or should be shown on the balance sheet of the Borrower and its consolidated subsidiaries as liabilities.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants, and so long as this Agreement is in effect or any part of the indebtedness to the Bank under this Agreement remains unpaid, shall continue to represent and warrant at all times, that:

    5.01 Corporate Status. The Borrower: is a corporation duly incorporated and validly existing under and by virtue of its state of incorporation; is duly licensed and qualified in all other states and jurisdictions wherein the failure to so qualify would have a material adverse effect on the Borrower's business; and holds in full force and effect all permits, licenses and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations (other than permits, licenses and franchises the failure of which to hold or maintain would not have a material adverse effect on the Borrower's business).

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    5.02 Authorization, Conflicts and Validity. The execution and delivery of this Agreement and each of the other Loan Documents to which the Borrower is or will be a party and the performance by the Borrower of all of its obligations thereunder: (a) have been duly authorized by all requisite corporate action;
(b) will not violate or be in conflict with (i) any provision of applicable law (including, without limitation, any applicable usury or similar law); (ii) any order, rule or regulation of any court or other governmental authority binding upon the Borrower; (iii) any provision of its certificate of incorporation or bylaws, including any amendments thereto, or any resolution with continuing effect adopted by its Board of Directors or shareholders; or (iv) any provision of any shareholders' agreement or trust respecting securities of its issue or related rights; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) of a material provision under any material instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets and properties is or may be bound or subject; and (d) except as specifically contemplated by this Agreement or any other Loan Documents, will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its assets and properties. The Loan Documents to which the Borrower is or will be a party when executed and delivered will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms and provisions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles.

    5.03 Consents. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Borrower) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or will be a party, or the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants and other terms and provisions thereof. Each franchise, license, certificate, authorization, approval or consent from any governmental authority material to the present conduct of the business and operations of the Borrower or required for the acquisition, ownership, improvement, operation or maintenance by it of any material portion of the assets and properties it now owns, operates or maintains, has been obtained and validly granted, is in full force and effect and constitutes valid and sufficient authorization therefor.

    5.04 Financial Statements. The Borrower has heretofore made available to the Bank financial statements as of and for its fiscal year ending June 30, 1995, and the nine-month period ending March 31, 1996. Those financial statements fairly present the financial condition of the Borrower and the results of its operations as of the dates thereof. Those financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except for the omission of certain footnote disclosures relating to the financial statements for the nine-month period ended March 31, 1996, and except for changes, if any, stated in the related accountants' reports.

    5.05 Financial Condition. Since March 31, 1996, there has been no material adverse change in the assets or the financial condition of the Borrower from that set forth or reflected in the financial statements as of that date. The Borrower has complied in all material respects with all of its material obligations. There are no actions, suits, investigations or proceedings by any person or entity pending or threatened against the Borrower or to which it is a party involving the possibility of any material judgment or liability not fully covered by insurance or by adequate reserves set up on the books of the Borrower. The Borrower has good, marketable title to all of

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its assets reflected in the financial statements dated March 31, 1996, as being owned by it, and such assets are free and clear of all liens, charges and encumbrances except as shown on those financial statements. Since the date of the financial statements already delivered to the Bank, no loss, damage, destruction or taking of any of the physical properties of the Borrower which are material to its business has occurred which has not been fully restored or replaced, or which is not fully covered by insurance, and neither such property nor business has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war, act of God or public enemy.

    5.06 Corporate Restrictions. The Borrower is not a party to any contract or subject to any charter or other corporate restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

    5.07 Taxes. The Borrower has filed all federal and state tax returns which are required to be filed, and has paid all taxes as shown on the returns and on all assessments received by it to the extent that the taxes have become due. Proper and accurate amounts have been withheld by the Borrower from its employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

    5.08 Default. There exists as of the date hereof no Default or Event of Default.

    5.09 Other Representations. All warranties and representations of the Borrower contained in any of the other Loan Documents are true and accurate in all material respects.

    5.10 ERISA. No Plan has incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, and the Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation (or any successor) in connection with any Plan.

    5.11 Purpose of the Borrower. None of the proceeds of the loan by the Bank to the Borrower made hereunder will be used for the purpose of purchasing or carrying any "margin security" within the meaning of Regulation U (12 CFR Part
221) of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Loan Document to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be amended.

    5.12 Payment of Loan Proceeds. The Bank is authorized to disburse all proceeds of any loan to the Borrower hereunder directly to or upon the order of the President of the Borrower without looking into the use of those proceeds. The President of the Borrower as of the date hereof is Victor Insetta. The Bank may rely on the fact that he continues to serve in that capacity until the Bank receives written notice to the contrary.

    5.13 Solvency. After giving effect to the full funding of the loan contemplated herein, the Borrower is solvent. "Solvent" shall mean, when used with respect to any person or entity, that:

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(a) such person or entity does not intend to incur, and does not believe and has no reason to believe that it will incur, debts beyond its ability to pay as they become due; (b) the sum of such person's or entity's assets is greater than all of such person's or entity's liabilities at a fair valuation; (c) such person or entity has sufficient means to enable it to pay its debts as they become due; and (d) such person or entity does not have unreasonably small capital to carry on such person's or entity's business as theretofore operated and all businesses in which such person or entity is about to engage. "Fair valuation" is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

                                  ARTICLE VI.
                               EVENTS OF DEFAULT

    6.01 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

         (a) if the Borrower defaults in the payment of any principal, interest or other amount under the Revolving Note when the same shall become due, either by the terms thereof or otherwise as provided herein, and such default continues for ten calendar days; or

         (b) if there occurred an Event of Default under and as defined in that certain Loan Agreement, dated as of September 27, 1994, between the Borrower and the Bank, as amended from time to time (the "Term Loan Agreement"); or

         (c) if the Borrower defaults: (i) in any payment of principal of or interest on any other material obligation beyond any period of grace provided with respect thereto, or (ii) in the performance or observance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, except for obligations disputed in good faith if the Bank is promptly notified thereof and, if requested by the Bank, funded reserves are established in amounts which in the Bank's opinion are sufficient to pay the total amount in dispute; or

         (d) if any statement, representation or warranty made by the Borrower herein or in any writing now or hereafter furnished in connection with or pursuant to the Loan Documents or in connection with any audit shall be false in any material respect; or if the Borrower omits or fails to disclose immediately any substantial contingent or liquidated liabilities, or any material adverse change in facts previously disclosed by any statement, representation, certificate or warranty to the Bank; or

         (e) if there occurs a breach of Section 4.01 hereof; or

         (f) if the Borrower makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or

         (g) if any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or

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    liquidation or similar law of any jurisdiction adjudicating the Borrower bankrupt or insolvent; or

         (h) if the Borrower petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of the Borrower, or of any substantial part of the assets of the Borrower, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to the Borrower under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or

         (i) if any such petition or application is filed, or any such proceedings are commenced against the Borrower and if the Borrower by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days; or

         (j) if any order is entered in any proceedings against the Borrower decreeing the dissolution or split-up of the Borrower; or

         (k) if the Borrower defaults in the performance or observance of any other material agreement, covenant, term or condition contained herein or in any other Loan Document and such default shall not have been remedied within 30 days after written notice thereof is sent by the Bank to the Borrower except, however, that an Event of Default shall not be deemed to have occurred if the Borrower commences to cure such default within such 30-day period and the Borrower completes such cure within 60 days after such notice.

    6.02 Default. A "Default" shall be deemed to have occurred hereunder if:
(i) any event or condition occurs which would constitute an Event of Default hereunder upon the satisfaction of any requirement for notice or passage of time in connection with such event or condition; or (ii) a "Default" occurs under and as defined in the Term Loan Agreement.

    6.03 Remedies. If any Default shall occur, any obligation of the Bank to make advances hereunder or under any Loan Document shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may by notice to the Borrower, effective upon dispatch, declare the entire unpaid principal amount then outstanding under the Loan Documents, all interest accrued and unpaid under the Loan Documents and all other indebtedness of the Borrower to the Bank under this Agreement or any of the other Loan Documents to be forthwith due and payable. Thereupon, the then outstanding principal amount under the Loan Documents, all such accrued interest and all such other indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Bank may immediately enforce payment of all such amounts and exercise any or all of the rights and remedies of the Bank under this Agreement and other Loan Documents.

    6.04 Termination of Rights to Advances; Automatic Acceleration. Notwithstanding anything herein to the contrary, (a) the Borrower's right, if any, to obtain any additional advances under the Loan Documents shall automatically terminate upon the initiation against the Borrower of any proceeding under the Federal Bankruptcy Code, or upon the occurrence of any Event of

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


Default described in subparagraphs (f), (g), (h) or (i) of Section 6.01, and
(b) all indebtedness of the Borrower to the Bank under this Agreement or any of the Loan Documents shall automatically be and become immediately due and payable upon the occurrence of any Event of Default described in subparagraphs
(f), (g) or (h) of Section 6.01.

                                  ARTICLE VII.
                                 MISCELLANEOUS

    7.01 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of expenses arising in connection with any renewals or modifications relating hereto and any state documentary stamp taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement or any such renewal or modification. The Borrower acknowledges that it has participated with the Bank in establishing the structure of this transaction and that it has independently determined the amount of documentary stamp and other taxes due in connection herewith. The Borrower has not relied upon representations of the Bank or its counsel in calculating the amount of such taxes, and the Borrower shall be liable for any additional taxes (including interest and penalties) which may be due in connection with this transaction or any renewals hereof. If an Event of Default shall occur, the Borrower shall also pay all of the Bank's costs of collection including Bank employee travel expenses, court costs and the reasonable fees of attorneys and legal assistants (whether incurred in connection with trial or appellate proceedings). The Borrower authorizes the Bank to make advances under the Loan Documents and to debit its deposit accounts to pay all expenses.

    7.02 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents but shall expire upon full and indefeasible repayment of all principal and interest under the Revolving Note.

    7.03 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Borrower shall not be entitled to assign its rights hereunder. The Bank may not, without the Borrower's consent, grant participations in the Loan Documents other than to affiliates of the Bank (or successors in merger) regularly engaged in the business of making loans similar to the loan made to the Borrower pursuant to the Loan Documents. The Bank may disclose to any such participant such information concerning the Borrower as the Bank deems appropriate.

    7.04 Notices. All communications, notices or demands provided for hereunder or under any other Loan Document to which the Borrower is a party shall be sent by first class mail, by courier, by hand, or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

    To the Bank:        Barnett Bank, N.A.
                        50 N. Laura Street
                        Jacksonville, Florida 32202
                        Attn: Corporate Banking Group

    To the Borrower:    American Technical Ceramics Corp.
                        17 Stepar Place
                        Huntington Station, New York 11746
                        Attn:  Kathleen M. Kelly, Vice President,
                               Administration

Except as otherwise specifically set forth herein, each such communication, notice or demand shall be deemed given: (i) on the third business day after deposited in the mail with proper postage affixed if sent by mail; and (ii) when actually delivered to the appropriate address if sent by courier or by hand.

    7.05 Applicable Law, Etc. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof. This Agreement may be executed simultaneously in several counterparts. Each counterpart shall be deemed an original. All rights and remedies of the Bank hereunder are cumulative and in addition to any rights and remedies which the Bank may have under the laws of Florida. The Bank's exercise of any one right or remedy against one party hereto will not deprive the Bank of any right or remedy against that party or any other parties hereto. No right, power or remedy conferred upon or reserved to the Bank under this Agreement or any other of the Loan Documents is exclusive of any other right, power or remedy in any of the Loan Documents, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Documents, or now or hereafter existing at law, in equity or by statute. No delay or omission of the Bank to exercise any right, power or remedy under any of the Loan Documents or accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Bank under any of the Loan Documents may be exercised from time to time and as often as may be deemed expedient by the Bank. No waiver of any Default or Event of Default hereunder shall extend to or affect any subsequent Default or Event of Default or any other Default or Event of Default then existing, or impair any rights, powers or remedies consequent thereon. No term of any Loan Document may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If any portion of any Loan Document is declared void by any court as illegal or against public policy, the remainder of the Loan Documents in question shall continue in full effect. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note (the "Lost Note") and of an indemnity agreement reasonably satisfactory to the Borrower, the Borrower will make and deliver to the Bank a new Note of like tenor, date and principal amount in lieu of the Lost Note.

    7.06 Survival of Obligations Upon Termination of Financing Arrangement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of the financing under this Agreement shall in any way affect or impair the obligations, duties, and liabilities of the Borrower or the rights of the Bank relating to any transaction or event occurring prior to such termination. This Agreement supersedes and replaces any commitment letter relating to the loan extended to the Borrower pursuant to the Loan Documents.

    IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.


                                       AMERICAN TECHNICAL CERAMICS CORP.

                                       By: Victor Insetta
                                          --------------------------------
                                          Its: President
                                              ----------------------------


                                       BARNETT BANK, N.A.

                                       By: Robert Bartnofsky
                                          --------------------------------
                                          Its: Vice President
                                              ----------------------------


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